Exhibit 10.2

FIRST AMENDMENT TO ADVISORY AGREEMENT

This FIRST AMENDMENT TO THE ADVISORY AGREEMENT (this “First Amendment”), effective as of January 18, 2022, is entered into by and between Strategic Wireless Infrastructure Fund II, Inc., a Maryland corporation (the “Corporation”), SWIF II Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and Strategic Wireless Infrastructure Fund Advisors, LLC, a Delaware limited liability company (the “Advisor”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Advisory Agreement (defined below).

WHEREAS, the Corporation, the Operating Partnership and the Advisor are parties to that certain Advisory Agreement, dated July 13, 2021 (the “Advisory Agreement”); and

WHEREAS, the Corporation, the Operating Partnership and the Advisor desire to amend the Advisory Agreement as set forth herein in order to clarify the amount of other organization and offering expenses the Corporation and Operating Partnership may reimburse the Advisor.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

AMENDMENT

1.	Definitions. The following definitions are hereby added to Section 1 of the Advisory Agreement:

“Class P OP Units” means Class P OP Units of the Operating Partnership.

“Class PX OP Units” means Class PX OP Units of the Operating Partnership.

2.	Amendment to Section 9(a)(i)-(ii).

Sections 9(a)(i) and (ii) of the Advisory Agreement is hereby amended and restated in its entirety as follows:

“9.     FEES.

(a)            Management Fee.

(i)            Prior to the Corporation’s calculation of its NAV (A) the Corporation will pay the Advisor a management fee equal to (x) 1.25% of the aggregate purchase price of its Assets excluding any debt less (y) any amounts paid by the Operating Partnership pursuant to Paragraph 9(a)(i)(B), and (B) the Operating Partnership will pay the Advisor a management fee equal to 0.75% of the portion of the aggregate purchase price of the Corporation’s Assets excluding any debt that is attributable to Class P OP Units and Class PX OP Units held by unitholders other than the Corporation;

(ii)            Following the Corporation’s calculation of its NAV, (A) the Corporation will pay the Advisor a management fee equal to (x) 1.25% of the Corporation’s NAV per annum, payable monthly, before giving effect to any accruals for the Management Fee, Distribution Fees, the Performance Allocation (as defined in the Operating Partnership Agreement) or any Distributions less (y) any amounts paid by the Operating Partnership pursuant to Paragraph 9(a)(ii)(B), and (B) the Operating Partnership will pay the Advisor a management fee equal 0.75% of the net asset value of the Operating Partnership attributable to Class P OP Units and Class PX OP Units held by unitholders other than the Corporation (any management fee paid by the Corporation, whether pursuant to Section 9(a)(i) or 9(a)(ii), the “Corporation Management Fee”, any such fee paid by the Operating Partnership, whether pursuant to Paragraph 9(a)(i) or 9(a)(ii), the “OP Management Fee” and, together with the Corporation Management Fee, the “Management Fee”). The Advisor shall receive the Management Fees as compensation for services rendered hereunder.”

ARTICLE II

MISCELLANEOUS

Section 2.1     Continued Effect. Except as specifically set forth herein, all other terms and conditions of the Advisory Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Advisory Agreement and the terms of this First Amendment, the terms of this First Amendment shall control.

Section 2.2     Counterparts. The Parties may sign any number of copies of this First Amendment. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this First Amendment or any document or instrument delivered in connection herewith by telecopy or other electronic method shall be effective as delivery of a manually executed counterpart of this First Amendment or such other document or instrument, as applicable.

Section 2.3     Governing Law. This First Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment effective as of the date first set forth above.

STRATEGIC WIRELESS INFRASTRUCTURE FUND II, INC.

By:	/s/ Todd A. Rowley
Name:	Todd A. Rowley
Title:	Chief Executive Officer and Chief Investment Officer

SWIF II OPERATING PARTNERSHIP, LP

By: Strategic Wireless Infrastructure Fund II, Inc., its General Partner

By:	/s/ Todd A. Rowley
Name:	Todd A. Rowley
Title:	Chief Executive Officer and Chief Investment Officer

STRATEGIC WIRELESS INFRASTRUCTURE FUND ADVISORS, LLC

By:	/s/ James Condon
Name:	James Condon
Title:	President